                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        Standard Motor Products, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

--------------------------------------------------------------------------------

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
MAY 20, 1999

                                                                  April 20, 1999

To the Shareholders of
STANDARD MOTOR PRODUCTS, INC.:


       NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of STANDARD MOTOR PRODUCTS, INC. ("the Company") will be held in the offices of The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, on Thursday, the 20th day of May, 1999 at 2:00 o'clock in the afternoon (New York
Time) for the following purposes:

    1. To elect eleven directors of the Company, all of whom shall hold office until the next annual meeting of shareholders and until their successors are elected and qualified; and

    2. To transact such other business as may properly come before the meeting.

       Whether or not you plan to attend the Meeting, please vote, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and return it to the Company, in the preaddressed envelope, to which no postage need be affixed, if mailed in the United States.

                                              By Order of the Board of Directors

                                                                     SANFORD KAY

                                                                       Secretary

ONLY SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON
APRIL 9, 1999 WILL BE ENTITLED TO NOTICE OF OR TO VOTE AT
THE MEETING, OR ANY ADJOURNMENT THEREOF

STANDARD MOTOR PRODUCTS, INC.

37-18 NORTHERN BOULEVARD - LONG ISLAND CITY, N.Y. 11011

MANAGEMENT PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS, MAY 20, 1999

       This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Standard Motor Products, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held on May 20, 1999, or at any adjournment thereof. Proxy material is being mailed on or about April 20, 1999, to the Company's approximately 685 shareholders of record. The total number of shares outstanding and entitled to vote on April 9, 1999, is:

       Common Stock .......................13,130,018

The purposes of the annual meeting are: (1) to elect eleven directors, and (2) to transact such other business as may properly come before the meeting and at any adjournment thereof.

PROPOSAL 1: ELECTION OF DIRECTORS

       At the annual meeting, eleven directors are to be elected to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. Unless otherwise specified in the proxy, the shares represented by the proxy hereby solicited will be voted by the persons designated as proxies for the persons named below. Should any of these nominees become unable to accept nomination or election (which is not anticipated), it is the intention of the persons designated as proxies to vote for the election of the remaining nominees named and for such substitute nominees as the management may recommend.

       The nominees are: Marilyn F. Cragin, Arthur D. Davis, Susan F. Davis, Robert M. Gerrity, John L. Kelsey, Andrew M. Massimilla, Arthur S. Sills, Lawrence I. Sills, Nathaniel L. Sills, Robert J. Swartz and William H. Turner.


INFORMATION WITH RESPECT TO NOMINEES AND MAJOR SHAREHOLDERS

       Information with respect to each nominee is set forth in Chart "A" on page 2. Additional information with respect to major shareholders of the Company, including their percentage ownership in the Company's voting stock is set forth in Chart "B" on page 3.

       Shares of Common Stock owned beneficially by Fife family members aggregate 2,487,539 shares (18.6%). Shares of Common Stock owned beneficially by Sills family members aggregate 2,539,295 shares (19%). The 257,125 shares of Common Stock owned by charitable foundations of which various members of the Fife and Sills families are trustees represent 1.9% of the total outstanding voting securities of the Company.

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Common Stock of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 1998 all
Section 16(a) filing requirements applicable to its officers and directors were complied with.

                      CHART A--INFORMATION ABOUT NOMINEES

                                                                                          HAS             SHARES OF COMMON STOCK
                                                OFFICE WITH COMPANY AND                  SERVED        BENEFICIALLY OWNED DIRECTLY
                                                  PRINCIPAL OCCUPATION                AS DIRECTOR          OR INDIRECTLY AS OF
         NAME                  AGE             DURING THE PAST FIVE YEARS                SINCE               MARCH 15, 1999*
-----------------------------------------------------------------------------------------------------------------------------------
Marilyn F. Cragin               47     Director of the Company (6)                        1995              544,069
                                                                                                             18,560 (1)
                                                                                                             26,387 (2)
                                                                                                            321,035 (3)
Arthur D. Davis                 51     Director of the Company (7)                        1986               87,369 (4)
                                                                                                            179,817 (1)
                                                                                                            160,517 (3)
Susan F. Davis                  50     Director of the Company (8)                        1998              467,836
                                                                                                             31,600 (2)
                                                                                                            160,517 (3)
Robert M. Gerrity               61     Director of the Company                            1996                2,873
                                         Chairman & CEO, Antrim Group, Inc. (9)
John L. Kelsey                  73     Director of the Company (10)                       1964                3,998
Andrew M. Massimilla            57     Director of the Company                            1996                2,873
                                         Business Consultant (11)
Arthur S. Sills                 55     Director of the Company (12)                       1995              483,147
                                                                                                             36,324 (2)
Lawrence I. Sills               59     President and Director of the Company (13)         1986              566,885 (4)
Nathaniel L. Sills              91     Chairman, Chief Executive Officer and              1946              294,570 (4)
                                         Director of the Company (14)                                         335,507 (1)(5)
Robert J. Swartz                73     Director of the Company                            1992                2,873
                                         Former Senior Partner of KPMG LLP (15)
William H. Turner
                                59     Director of the Company                            1990                3,873
                                         President, PNC Bank, N. A. New Jersey (16)
---------------------------------------------------------------------------------------------------------------------------

(1) Shares are subject to family trusts in which beneficial ownership is disclaimed.

(2)    Held as custodian for minor children

(3) Arthur D. Davis, Susan F. Davis, Marilyn F. Cragin and John Cragin (Marilyn's husband) are trustees of various Fife family trusts which total 642,069 shares.

(4)    Excludes allocated shares held by Trustee under the Company's ESOP.

(5)    Excludes 143,062 shares of Common Stock held in the Sills Family
       Foundation.

(6) Marilyn F. Cragin is an adult daughter of Bernard Fife and sister of Susan F. Davis. She is a co-owner of an art gallery. Prior to that she was a practicing psychotherapist. She was elected a Director of the Company on October 18, 1995.

(7) Arthur D. Davis is an adult son-in-law of Bernard Fife and husband of Susan F. Davis. He was appointed Vice President, Materials Management of the Company in May 1986 and held that position until January 1989 when he resigned this position.

(8) Susan F. Davis is an adult daughter of Bernard Fife, wife of Arthur D. Davis and sister of Marilyn F. Cragin.

(9) Mr. Gerrity has been the Chairman & CEO of the Antrim Group, Inc. since 1996. Prior to that he was the Vice Chairman of New Holland, n. v. He is also a director of Harnischfeger Industries Inc. and Libralter Engineering Systems Inc. He was elected a Director of the Company on July 18, 1996.

(10) Mr. Kelsey, now retired, was Advisory Director at PaineWebber Inc. in which capacity his responsibilities included all facets of investment banking.

(11) Mr. Massimilla is presently a business consultant. He held the positions of Consultant and Managing Director of the Henley Group & Affiliated Companies from 1989 to 1995. He is a Director of Amtrol, Inc. and was elected a Director of the Company on October 17, 1996

(12) Arthur S. Sills is an adult son of Nathaniel L. Sills and a brother of Lawrence I. Sills. He has been an educator and administrator for more than twenty years. He was elected a Director of the Company on October 18, 1995.

(13) Lawrence I. Sills is an adult son of Nathaniel L. Sills and a brother of Arthur S. Sills. He was appointed President of the Company in May 1986.

(14) Nathaniel L. Sills has been Co-Chairman of the Board and Co-Chief Executive Officer of the Company since 1986.

(15) Mr. Swartz was a senior partner in the accounting firm of KPMG LLP (and predecessor firms). On March 31, 1991 Mr. Swartz retired from KPMG LLP and is currently working as an independent financial consultant. He is also a director of United Merchants & Manufacturers, Inc. and Bed Bath & Beyond, Inc

(16) Mr. Turner assumed his present position on August 1, 1997. Prior to that he was President & Co-CEO of Franklin Electronic Publishers, Inc. from October 1, 1996 to July 31, 1997. He was the Vice Chairman, Chase Manhattan Bank, and its predecessor Chemical Banking Corporation before his employment with Franklin Electronics Publishers, Inc. He is also a director of Franklin Electronic Publishers, Inc. and Volt Information Services, Inc.

* Mrs. Marilyn Cragin, Mr. Arthur D. Davis, Mrs. Susan F. Davis, Mr. Arthur S. Sills, Mr. Lawrence I. Sills and Mr. Nathaniel L. Sills disclaim beneficial ownership of securities with respect to which their ownership is specified to be indirect.

        CHART B--HOLDINGS OF MANAGEMENT AND HOLDERS OF 5% OR MORE OF ANY
                    CLASS OF THE COMPANY'S VOTING SECURITIES

                                                                                            AMOUNT AND
                                                                                            NATURE OF
                                                                                            BENEFICIAL
                                         TITLE OF               ADDRESS OF                  OWNERSHIP          PERCENT OF
                                          CLASS              BENEFICIAL OWNER          AS OF MARCH 15, 1999      CLASS
---------------------------------------------------------------------------------------------------------------------------
Marilyn F. Cragin (6) ................   Common          37-18 Northern Boulevard         544,069                 4.15
                                                         Long Island City, NY              18,560 (1)              .13
                                                                                           26,387 (2)              .20
                                                                                          321,035 (3)             2.41


Arthur D. Davis (7) ..................   Common          37-18 Northern Boulevard          87,369 (3)              .65
                                                         Long Island City, NY             179,817 (1)             1.35
                                                                                          160,517 (3)             1.20


Susan F. Davis (8)....................   Common          37-18 Northern Boulevard         467,836                 3.51
                                                         Long Island City, NY              31,600 (2)              .24
                                                                                          160,517 (3)             1.20

Robert M. Gerrity ....................   Common          114 Division Street                2,873                  .02
                                                         Bellaire, MI

John L. Kelsey .......................   Common          460 Coconut Palm Road              3,998                  .03
                                                         Vero Beach, FL

Andrew M. Massimilla .................   Common          One Peninsula Dr.                  2,873                  .02
                                                         Stratham, NH

Arthur S. Sills (9) ..................   Common          37-18 Northern Boulevard         483,147                 3.62
                                                         Long Island City, NY              36,324 (2)              .27

Lawrence I. Sills (10) ...............   Common          37-18 Northern Boulevard         566,885 (4)             4.25
                                                         Long Island City, NY

Nathaniel L. Sills ...................   Common          37-18 Northern Boulevard         294,570 (4)             2.21
                                                         Long Island City, NY             335,507 (1)(5)          2.51

Robert J. Swartz .....................   Common          1500 Palisade Avenue               2,873                  .02
                                                         Ft. Lee, NJ

William H. Turner ....................   Common          2 Tower Center Blvd                3,873                  .03
                                                         East Brunswick, NJ

Directors and Officers a
Group (nineteen persons)..............                                                  4,009,731 (4)            30.05
Gabelli Funds, Inc....................   Common          One Corporate Center           1,990,650                14.92
                                                         Rye, NY
---------------------------------------------------------------------------------------------------------------------------

(1) Shares are subject to family trusts in which beneficial ownership is disclaimed.

(2)    Held as custodian for minor children.

(3) Arthur D. Davis, Susan F. Davis, Marilyn Cragin and John Cragin (Marilyn's husband) are trustees of various Fife family trusts which total 624,069 shares.

(4)    Excludes allocated shares held by Trustee under the Company's ESOP.

(5)    Excludes 143,062 shares of Common Stock held in the Sills Family
       Foundation.

(6)    Marilyn F. Cragin is an adult daughter of Bernard Fife.

(7)    Arthur D. Davis is an adult son-in-law of Bernard Fife.

(8)    Susan F. Davis is an adult daughter of Bernard Fife.

(9) Arthur S. Sills is an adult son of Nathaniel L. Sills and a brother of Lawrence I. Sills.

(10) Lawrence I. Sills is an adult son of Nathaniel L. Sills and a brother of Arthur S. Sills.

* Mrs. Marilyn F. Cragin, Mr. Arthur D. Davis, Susan F. Davis, Mr. Arthur S. Sills, Mr. Lawrence I. Sills, and Mr. Nathaniel L. Sills disclaim ownership of securities with respect to which their ownership is specified to be indirect.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

       In the last full fiscal year the total number of meetings of the Board of Directors, including regularly scheduled and special meetings was eight.

       The Company has a Compensation Committee and an Audit Committee of the Board of Directors, each consisting of all five independent outside directors. The members of both committees are Robert M. Gerrity, John L. Kelsey, Andrew M. Massimilla, Robert J. Swartz and William H. Turner. The Compensation Committee's function is to approve the compensation packages (salary and bonus) of the Company's officers, to administer the Company's Stock Option Plan and to review the Company's overall compensation policies. The Compensation Committee was established in late 1992 and held two meetings in 1998. The Audit Committee recommends to the Board of Directors the engagement of the independent auditors of the Company and reviews with the independent auditors the scope and results of the Company's audits, the professional services furnished by them to the Company and their Management Letter with comments on the Company's internal accounting controls. The Audit Committee met four times in 1998. The Company does not have a nominating committee charged with the search for and recommendation to the Board of potential nominees for Board positions. This function is performed by the Board as a whole, which considers all recommendations for potential nominees.

       Directors who are not officers or related to officers (the "Outside Directors") were paid a retainer of $15,000 consisting of cash remuneration of $10,000 and shares of the Company's Common Stock valued at $5,000 as of the date of last year's Annual Meeting of Shareholders. In addition, pursuant to the Company's Independent Outside Directors' Stock Option Plan, the Outside Directors each receive an annual stock option grant of 1,000 shares of the Company's Common Stock with an exercise price per share equal to the price of the stock on the New York Stock Exchange as of the date of each year's Annual Meeting of Shareholders. Outside Directors also received $1,000 for each Regular, Audit Committee and Compensation Committee meeting they attended. Marilyn F. Cragin, Arthur D. Davis, Susan F. Davis and Arthur S. Sills received $500 for each meeting they attended. All other directors, being officers of the Company, received no payment for the fulfillment of their directorial responsibilities.

CERTAIN TRANSACTIONS

       During 1998 four executive officers, Steven Brown, Vice President and General Manager, Champ Service Line Division, Stanley Davidow, Vice President and General Manager, Four Seasons Division, and John P. Gethin, Senior Vice President-Operations were indebted to the Company as a result of loans made to them by the Company.

       Officers who are granted options under the Company's 1994 Omnibus Stock Option Plan are required to attain a Common Stock ownership position with a market value equal to 50% of the grantee's base salary at the time of grant. The Compensation Committee permitted the Company to make available to each grantee a loan for up to 75% of his stock ownership requirement at a fixed rate of interest equal to the Company's short-term interest rate the day the loan was made. The Committee also required that any loan made for the above purpose must be repaid within four years and must be collateralized by the Common Stock acquired with the loan proceeds.

       In 1996 Mr. Brown borrowed $45,948 for the purchase of the Company's Common Stock to meet the above-mentioned stock ownership requirement. This loan was repaid in October 1998. In August 1997, Mr. Brown borrowed $174,620 as a bridge loan for his planned relocation. In January 1998 he borrowed an additional $136,260 for this relocation. In accordance with Company policy on bridge loans, these loans are non-interest bearing. This loan was repaid in October 1998.

       In 1996 Mr. Davidow borrowed $77,916 for the purchase of the Company's Common stock to meet the above-mentioned stock ownership requirement. This loan was repaid in July 1998.

       In 1997 Mr. Gethin borrowed $77,488 for the purchase of the Company's Common stock to meet the above-mentioned stock ownership requirement. At March 31, 1998, the amount of this indebtedness was $62,038.

   During 1998, the Company's Four Seasons Division purchased a portion of its remanufacturing component requirements (approximately $4,535,000) from Recore Automotive, Incorporated. The owner of Recore Automotive is a member of the immediate family of Mr. Stanley Davidow, former Vice President and General Manager, Four Seasons Division. The purchases made from Recore Automotive are within the Company's guidelines for transactions with related parties, which require that any such transactions be conducted on an arm's length basis.

EXECUTIVE COMPENSATION

       The following table sets forth the annual compensation for the Co-Chief Executive Officers and the five other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                            COMPENSATION      ALL OTHER
                                                        ANNUAL COMPENSATION                    AWARDS        COMPENSATION
                NAME AND                  ---------------------------------------------------------------------------------
                PRINCIPAL                                                    OTHER         STOCK OPTIONS
                POSITION                  YEAR      SALARY      BONUS    COMPENSATION (1)     GRANTED       (2)       (3)
---------------------------------------------------------------------------------------------------------------------------
Bernard Fife (4).......................   1998     $ 76,000         --                            --      $ 3,171   $ 6,172
  Co-Chief Executive Officer,             1997      192,744         --                            --        2,286     7,440
  Co-Chairman of the Board and Director   1996      259,000   $ 27.600                            --        3,514     6,774

Nathaniel L. Sills.....................   1998       76,000     57,039                            --           --     6,121
  Co-Chief Executive Officer,             1997      192,744         --                            --       (5,308)    7,440
  Co-Chairman of the Board and Director   1996      259,000     27,600                            --       (3,727)    6,774

Lawrence I. Sills......................   1998      290,000    264,271                            --                 25,073
  President, Chief Operating              1997      290,000         --                        40,000                 18,426
  Officer and Director                    1996      278,000     92,000                        22,000                 14,823

Joseph G. Forlenza.....................   1998      275,000    220,165                            --                 29,653
  Vice President and                      1997      265,000     62,600                        23,000                 18,480
  General Manager Standard Division       1996      260,000    115,875                        16,000                 15,341

John P. Gethin (5).....................   1998      275,000    242,249                            --                 23,069
  Senior Vice President-Operations        1997      240,000     74,025                        35,000                 11,648
                                          1996      211,000     32,543                        16,000                  2,715

Michael J. Bailey......................   1998      250,000    222,526                            --                 28,504
  Senior Vice President-Finance           1997      230,000     74,875                        35,000                 14,781
                                          1996      225,000     79,500                        16,000                 11,876

Stanley Davidow (6)....................   1998      272,000    250,000                                               30,787
  Vice President and                      1997      265,000     69,213                        23,000                 18,192
  General Manager Four Seasons Division   1996      257,000     89,288                        16,000                 14,637

(1) Does not include compensation associated with perquisites because such amounts do not exceed the lesser of either $50,000 or 10% of total salary and bonus disclosed.

(2) Includes accruals to fund a widows death benefit program which provides for payments of $2,500 per month (as adjusted for cost of living increases from 1977) payable to the widow of Bernard Fife. Mrs. Ruth Sills, wife of Nathaniel L. Sills, passed away in 1998.

(3)    Company contributions to Profit Sharing, 401K, ESOP and SERP programs.

(4) Mr. Fife resigned as Co-Chief Executive Officer and as a Director of the Company on May 21,1998.

(5)    Mr. Gethin's date of hire with the Company was October 2, 1995.

(6)    Mr. Davidow resigned from the Company on October 6, 1998.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

      THERE WERE NO GRANTS OF STOCK OPTIONS TO THE NAMED OFFICERS IN 1998.

OPTION EXERCISES AND HOLDINGS

       The following table provides information with respect to option exercises in 1998 by the Named Officers and the value of such Officers' unexercised options at December 31, 1998.

                      AGGREGATED OPTION EXERCISES IN 1998
                      AND DECEMBER 31, 1998 OPTION VALUES

                                                              (1)      NUMBER OF SHARES UNDERLYING   VALUE OF UNEXERCISED
                                             SHARES                      UNEXERCISED OPTIONS AT     IN-THE-MONEY OPTIONS AT
                                          ACQUIRED ON       VALUE            FISCAL YEAR-END          FISCAL YEAR-END (2)
    NAME                                    EXERCISE       REALIZED    EXERCISABLE UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------------------
Bernard Fife........................         10,000        $ 53,125       30,000           --      $235,800     $     --
Nathaniel L. Sills..................         10,000          53,125       30,000           --       235,800           --
Lawrence I. Sills...................         10,000          53,125       51,000       41,000       360,400      137,800
Joseph G. Forlenza..................             --              --       33,750       25,250       242,245       92,635
John P. Gethin......................         10,000          71,725       16,750       34,250        96,025      107,575
Michael J. Bailey...................         15,000         110,400       21,750       34,250       135,325      107,575
Stanley Davidow.....................             --                       54,000           --       330,080           --
---------------------------------------------------------------------------------------------------------------------------

(1) Market value of underlying securities on dates of exercise, minus exercise price.

(2) Market value of unexercised options is based on the closing price of the Company's Common Stock on the New York Stock Exchange of $24.25 per share on December 31, 1998 (the last trading day of 1998), minus the exercise price.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

       The Company's Compensation Committee of the Board of Directors was established in 1992. The Committee is responsible for approving the compensation packages (base salary and bonus) of the Company's officers, for administering the Company's Stock Option Plans, and for reviewing the Company's overall compensation policies including the structure of its bonus program.

       Effective January 1, 1998 the company modified its MBO Bonus Program into an Economic Value Added (EVA) based program. This change was made to more closely align executive compensation to continuous improvements in corporate performance and increases in shareholder value. In this regard, the Compensation Committee endorses the following guidelines for compensation decisions:

       - Provide a competitive total compensation package that enables the Company to attract and retain key executive talent.

       - Align all pay programs with the Company's annual and long-term strategies and objectives.

       - Provide variable compensation incentives directly linked to the performance of the Company and improvement in shareholder return.

       Under the EVA bonus program, the bonus of the Chief Operating Officer is based 80% on year-over-year improvement in Company EVA and 20% on goals approved by the Board. The bonuses of the other officers are based 80% upon year-over-year improvement in the Company's EVA and 20% on individual goals approved by the Chief Operating Officer. A portion of the bonuses earned by each officer is retained by the Company to be paid in future years, based upon the attainment of specified future EVA improvements. If such future improvements are not attained, a portion (or all) of each executive officer's retained amount is forfeited.

       In connection with the EVA program, the Compensation Committee issued an additional stock option grant to each executive officer under the 1994 Omnibus Stock Option Plan. These grants include proportional vesting over a four year period beginning September, 1998 at increasing exercise prices. This feature further strengthens the link between continuous Company improvement and long-term executive compensation. These stock options require a holding period before they may be exercised. The exercise price for the initial vesting portion of each grant was set at the market price of the Company's Common Stock on the date of the grant. The portions of the grant that vest over years two through four each carry higher exercise prices. To gain access to the non-vested portions, executive officers must retain ownership of specified numbers of shares of the Company's Common Stock.

                                 Submitted by:
                                    Robert M. Gerrity
                                    John L. Kelsey
                                    Andrew M. Massimilla
                                    Robert J. Swartz
                                    William H. Turner

                          FIVE YEAR PERFORMANCE GRAPH
                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

      FOR STANDARD MOTOR PRODUCTS, INC. S&P 500 INDEX AND A PEER GROUP (1)

                                  [LINE GRAPH]

                   Standard Motor     S&P 500          Peer
                   Products, Inc.      Index           Group
12/31/93                100             100             100
12/31/94                 76             101              84
12/31/95                 59             139              86
12/31/96                 56             168             121
12/31/97                 90             220             164
12/31/98                 97             264             165


Assumes $100 invested on December 31, 1993 in Standard Motor Products, Inc. Common stock, S&P 500 Index and a Peer Group (1).

* Total Return assumes reinvestment of dividends.

(1) The Peer Group companies consist of Federal-Mogul Corporation, Dana Corporation, SPX Corporation, MascoTech, Inc., Genuine Parts Company, Mark IV Industries, Inc. and Arvin Industries, Inc.

INFORMATION AS TO VOTING SECURITIES

       Holders of shares of Common Stock have the right to one vote for each share registered in their names on the books of the Company as of the close of business on April 9, 1999. On such date 13,130,018 shares of Common Stock were outstanding and entitled to vote.

       The close of business on April 9, 1999 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of, and vote at, the Annual Meeting of Shareholders of the Company to be held on May 20, 1999.

VOTING AND REVOCATION OF PROXIES

       The persons named in the accompanying form of proxy will vote the shares represented thereby, as directed in the proxy, if the proxy appears to be valid on its face and is received on time. In the absence of specific instructions, proxies so received will be voted for the election of the named nominees to the Company's Board of Directors. Proxies are revocable at any time before they are exercised by sending in a subsequent proxy (with the same or other instructions), by appearing at the Annual Meeting of Shareholders and voting in person or by notifying the Company that it is revoked.

METHOD AND EXPENSE OF PROXY SOLICITATION

       The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone by regular employees of the Company at nominal cost.

       The Company does not expect to pay compensation for any solicitation of proxies but may pay brokers and other persons holding shares in their names, or in the name of nominees, their expenses for sending proxy material to principals for the purpose of obtaining their proxies. The Company will bear all expenses in connection with the solicitation of proxies.

INDEPENDENT AUDITORS

       The Board of Directors of the Company has appointed KPMG LLP to audit the accounts of the Company for the fiscal year ending December 31, 1999. Management does not believe it is necessary for shareholders to ratify this appointment due to the satisfactory services of KPMG LLP, in the prior year. There is no requirement under Federal or New York law that the appointment of independent auditors be approved by shareholders. Management's recommendation for the appointment of KMPG LLP was unanimously approved by the Audit Committee of the Board of Directors consisting of Messrs. Gerrity, Kelsey, Massimilla, Swartz and Turner.

SHAREHOLDER PROPOSALS

       Shareholder proposals intended to be presented at next year's Annual Meeting of Shareholders of the Company pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, must be received at the Company's offices in Long Island City, New York, by January 5, 2000 for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

GENERAL

       The Company's 1998 Annual Report has been mailed to shareholders. A copy of the Company's Annual Report on Form 10-K will be furnished to any shareholder who requests the same free of charge (except for Exhibits thereto for which a nominal fee covering reproduction and mailing expenses will be charged.)

OTHER MATTERS

       As of the date of this proxy statement, management knows of no matters other than the election of directors to come before the meeting. However, if any other matters should properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote all proxies not marked to the contrary in accordance with their judgment on such matters.

                                              By Order of the Board of Directors



                                                                     SANFORD KAY
                                                                       Secretary

Dated: April 20, 1999

                         STANDARD MOTOR PRODUCTS, INC.
                                REVOCABLE PROXY


/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                                                                                                          WITH-    FOR ALL
          ANNUAL MEETING OF SHAREHOLDERS                      1. Election of Directors           FOR      HOLD     EXCEPT
                   MAY 20, 1999                                                                  /  /     /  /      /  /

    The undersigned shareholder of STANDARD MOTOR
PRODUCTS, INC. (the "Company") hereby appoints                   MARILYN F. CRAGIN, ARTHUR D. DAVIS, SUSAN F. DAVIS,
LAWRENCE I. SILLS and NATHANIEL L. SILLS, as Proxies,            ROBERT M. GERRITY, JOHN L. KELSEY, ANDREW M. MASSIMILLA,
each with the power to appoint his substitute, and               ARTHUR S. SILLS, LAWRENCE I. SILLS, NATHANIEL L. SILLS,
hereby authorizes them to represent and vote as                  ROBERT J. SWARTZ AND WILLIAM H. TURNER
designated on this Proxy, all of the shares of the
Company's Common Stock held of record by the undersigned      INSTRUCTION: To withhold authority to vote for any individual
on April 9, 1999 at the annual meeting of the                 nominee, "For All Except" and write that nominee's name in mark
shareholders of the Company to be held on May 20,             the space provided below.
1999, or at any adjournment thereof.
                                                              ---------------------------------------------------------------------

                                                              2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                                    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS
                                                              ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED ABOVE.
                                                              IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY
                                                              WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE
                                                              PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE
                                                              PRESENTED AT THE ANNUAL MEETING.


                                                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                     -----------------------
Please be sure to sign and date      Date
  this Proxy in the box below
------------------------------------------------------------

--Stockholder sign above----Co-holder (if any) sign above


  - DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. -

                         STANDARD MOTOR PRODUCTS, INC.

-------------------------------------------------------------------------------
    Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE
-------------------------------------------------------------------------------